SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                      Neurobiological Techonologies, Inc.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                       Neurobiological Technologies, Inc.
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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


                       NEUROBIOLOGICAL TECHNOLOGIES, INC.
                              1387 Marina Way South
                           Richmond, California 94804
                                 (510) 215-8000


                                                                October 10, 1996

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Neurobiological Technologies, Inc. which will be held on November 14, 1996, at 10:00 A.M., at the World Trade Club, Room 300, World Trade Center (adjoining the Ferry Building at Embarcadero and Market Street), San Francisco, California.

         The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

         After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the prepaid envelope addressed to ChaseMellon Shareholder Services, our transfer agent, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

         A copy of the Company's Annual Report on Form 10-KSB is also enclosed.

         The Board of Directors and Management look forward to seeing you at the meeting.


                                               Sincerely yours,




                                               Jeffrey S. Price, Ph.D.
                                               President and Chief
                                               Executive Officer

                       NEUROBIOLOGICAL TECHNOLOGIES, INC.

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 14, 1996

                               -------------------

To the Stockholders of Neurobiological Technologies, Inc.:

         The Annual Meeting of Stockholders of Neurobiological Technologies, Inc., a Delaware corporation (the "Company"), will be held at the World Trade Club, Room 300, World Trade Center (adjoining the Ferry Building at Embarcadero and Market Street), San Francisco, California on November 14, 1996, at 10:00 A.M., Pacific Standard Time, for the following purposes:

         1.  To elect the board of directors;

         2. To consider and vote upon a proposal to amend and restate the Employee Stock Purchase Plan of Neurobiological Technologies, Inc.;

         3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors; and

         4. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

         Stockholders of record as of the close of business on September 25, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Secretary's office, 1387 Marina Way South, Richmond, for ten days before the meeting.

         IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE MEETING.


                                            By Order of the Board of Directors,


                                            Jeffrey S. Price, Ph.D.
                                            President and Chief
                                            Executive Officer

Richmond, California
October 10, 1996

                       NEUROBIOLOGICAL TECHNOLOGIES, INC.

                               ------------------

                                PROXY STATEMENT

                               ------------------

INFORMATION CONCERNING SOLICITATION AND VOTING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Neurobiological Technologies, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held on November 14, 1996 and any adjournment thereof (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for director listed in this Proxy Statement and FOR the amendments to the Employee Stock Purchase Plan and FOR ratification of Ernst & Young LLP as the Company's independent auditors as described in the Notice of Annual Meeting and in this Proxy Statement and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting and any adjournment.

         Stockholders of record at the close of business on September 25, 1996 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company had 6,515,483 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

         Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

         The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock.

         This Proxy Statement and the accompanying form of proxy are being mailed on or about October 10, 1996 to all stockholders entitled to vote at the meeting.

                                    IMPORTANT

         Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Nominees

         The Board of Directors proposes the election of the following directors of the Company for a term of one year. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

         Names of the nominees and certain biographical information about them are set forth below:

         Jeffrey S. Price, Ph.D., age 54, has been President and a director of the Company since he joined the Company in October 1990 and has been Chief Executive Officer since April 1991. Dr. Price also served as Chief Operating Officer of the Company from October 1990 until April 1991. Before joining NTI, he was employed for 14 years with Cetus Corporation ("Cetus"), which merged with Chiron Corporation in 1991, serving as Vice President from 1982 until 1986, and as Senior Vice President of Research and Development from 1986 until April 1990, in which positions he held responsibility for Cetus' corporate research and development operation and organization. This organization engaged in discovery research into novel therapeutics and diagnostics using the tools and insights gained from modern molecular biology, and in the design of novel manufacturing processes for finished products. Dr. Price's group managed the development of several investigational new drugs, two of which have been subsequently approved for commercial sale, and also developed PCR, a powerful gene-amplification technology with applications in discovery research and diagnostics. Dr. Price holds a B.A. degree from The Colorado College and M.A. and Ph.D. degrees in Biology from Rice University.

         Abraham E. Cohen, age 60, has been a director of the Company since March 1993 and has been Chairman of the Board of Directors since August 1993. From 1982 to 1992, Mr. Cohen served as Senior Vice President of Merck & Co. ("Merck") and from 1977 to 1988 as President of the Merck Sharp & Dohme International Division ("MSDI"). While at Merck, he played a key role in the development of Merck's international business, initially in Asia, then in Europe and, subsequently, as President of MSDI, which manufactures and markets human health products outside the United States. Since his retirement from Merck and MSDI in January 1992, Mr. Cohen has been active as an international business consultant. He is a director of six public companies: Agouron Pharmaceuticals, Inc., Akzo N.V., Immunomedics, Teva Pharmaceutical Industries, Ltd., Vasomedical, Inc., and Vion Pharmaceuticals, Inc.

         Enoch Callaway, M.D., age 72, is a founder of the Company and has served as a director of the Company since September 1987. Dr. Callaway previously served as Chairman of the Board of Directors of the Company from September 1987 to November 1990, as Co-Chairman of the Board from November 1990 until August 1993, as Vice President from September 1988 until August 1993 and as Secretary from September 1988 until September 1991. Dr. Callaway has been Emeritus Professor of Psychiatry at the University of California, San Francisco since 1986, where he also served as Director of Research at the Langley Porter Psychiatric Institute from 1959 to 1988. He holds A.B. and M.D. degrees from Columbia University.

         Theodore L. Eliot, Jr., age 68, served as a director of the Company from September 1988 until April 1992 and as a Vice President from September 1988 until September 1991. He subsequently has served as a director of the Company since August 1992. Mr. Eliot retired from the United States Department of State in 1978 with the rank of Ambassador. He served as the Dean of the Fletcher School of Law and Diplomacy from 1979 to 1985 and as Secretary General for the United States of the Bilderberg Meetings from 1981 to October 1993. Mr. Eliot is a director of two publicly-held companies, Raytheon Company, Inc. and Fiberstars, Inc. Mr. Eliot holds B.A. and M.P.A. degrees from Harvard University.

         Lawrence G. Mohr, Jr., age 51, has been a director of the Company since April 1992. He is a general partner of Mohr, Davidow Ventures, a venture capital firm that he founded in 1983. Previously, Mr. Mohr was a general partner of Hambrecht & Quist and a Vice President of BankAmerica Capital Corporation. Mr. Mohr holds a B.S. degree in engineering from Cornell University and an M.S. degree in engineering and an M.B.A. degree from Stanford University. Mr. Mohr is a director of 3 publicly held companies, Cardiac Pathways Corporation, Fusion Medical, Inc., and VitaMed, Inc.

         John B. Stuppin, age 63, is a founder of the Company and has been a director of the Company since September 1988 and Treasurer from April 1991 until July 1994. From September 1987 until October 1990, Mr. Stuppin served as President of the Company, from November 1990 to August 1993, as Co-Chairman of the Board of Directors and, from October 1990 until September 1991, as Executive Vice President. He also served as the acting Chief Financial Officer of the Company from the Company's inception through December 1993. Mr. Stuppin is an investment banker and a venture capitalist. He has over 25 years experience in the start up and management of companies active in emerging technologies and has been the president of a manufacturing company. He is a director of Fiberstars, Inc. Mr. Stuppin holds an A.B. degree from Columbia College.

         The Board of Directors recommends a vote FOR election for director of the nominees set forth above.

Board Meetings and Committees

         The Board of Directors held nine meetings during the fiscal year ended June 30, 1996. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve.

         The Board of Directors has appointed a Compensation and Stock Option Committee, an Audit Committee and a Nominating Committee.

         The members of the Compensation and Stock Option Committee are Theodore
L. Eliot, Jr. and Lawrence G. Mohr, Jr. The Compensation and Stock Option Committee held three meetings during fiscal 1996. The Compensation and Stock Option Committee's functions are to assist in the implementation of, and provide recommendations with respect to general and specific compensation policies and practices of the Company, including the administration of and granting of options under the Company's 1993 Stock Plan.

         The members of the Audit Committee are Theodore L. Eliot, Jr. and Lawrence G. Mohr, Jr. The Audit Committee held one meeting during fiscal 1996. The Audit Committee's functions are to review the scope of the annual audit, monitor the independent auditor's relationship with the Company, advise and assist the Board of Directors in evaluating the auditor's examination, supervise the Company's financial and accounting organization and financial reporting and nominate for stockholder approval at the annual meeting, with the approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed.

         The members of the Nominating Committee are Dr. Enoch Callaway and Messrs. Lawrence G. Mohr, Jr. and John B. Stuppin. The Nominating Committee held no meetings during fiscal 1996. The Nominating Committee is responsible for matters relating to the composition of the Board of Directors, including recruitment, nomination and succession. Stockholders wishing to submit a proposal for nominee(s) for director must submit such proposals to the Secretary of the Company 120 calendar days prior to the date of the Company's proxy statement in connection with the previous years annual meeting.

Directors' Compensation

         Other than Mr. Cohen, who receives $30,000 per year for his service as a director, directors do not receive any fees for service on the Board of Directors. Mr. Cohen is also reimbursed for his expenses for each meeting attended. In January 1995, Mr. Cohen was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $2.88 per share which vests monthly over a four-year period from the date of grant. Non-employee directors are currently eligible to participate in the Company's 1993 Stock Plan pursuant to which they will receive automatic annual grants of options to purchases shares of the Company's Common Stock. Subject to the 1993 Stock Plan, each new non-employee director of the Company will receive an option to purchase 5,000 shares of Common Stock on the date of his or her election to the Board at the fair market value on the date of grant. Thereafter, upon the conclusion of each regular annual meeting of the Company's stockholders, each non-employee director continuing to serve on the Board of Directors will receive an option to purchase 1,000 shares of the Company's Common Stock. In November 1995, Messrs. Cohen, Eliot, and Mohr each received an option to purchase 1,000 shares of the Company's common stock, which vest one year from the date of grant.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Board of Directors consists of Messrs. Eliot and Mohr, who are outside directors. Between September 1988 and September 1991, Mr. Eliot served as a Vice President of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of September 25, 1996 as to shares of the Company's Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Company's officers named under "Executive Compensation -- Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group.

                                                    Shares         Percentage
              Name  of                           Beneficially     Beneficially
            Beneficial Owner                       Owned(1)         Owned(1)
         -----------------------               ----------------  --------------

      Mohr, Davidow Ventures II and III(2).....      643,910          9.6%
         3000 Sand Hill Road
         Building One, Suite 240
         Menlo Park, CA 94025

      Enoch Callaway, M.D.(3)..................      105,827          1.6
      Abraham E. Cohen(4)......................       47,248          *
      Theodore L. Eliot, Jr.(5)................       25,744          *
      Ronald Goldblum, M.D.(6).................       32,063          *
      Behzad Khosrovi(7).......................       84,999          1.3
      Lawrence G. Mohr, Jr.(2).................      652,052          9.7
      Michael S. Ostrach (8)...................       79,882          1.2
      Jeffrey S. Price(9)......................      192,828          2.9
      John B. Stuppin(10)......................      212,865          3.3

      All directors and executive officers
         as a group (12 persons)(11)...........    1,563,610         21.4
      ----------------
      * Less than 1%.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Includes an aggregate of 200,900 shares of Common Stock issuable upon the exercise of warrants held by Mohr, Davidow Ventures ("Mohr, Davidow"). Lawrence G. Mohr, Jr., a director of the Company, is a General Partner of Mohr, Davidow. Mr. Mohr disclaims beneficial ownership of shares held by or issuable to Mohr, Davidow, except to the extent of his pecuniary interest therein. Mr. Mohr's individual holdings include 4,000 shares of Common Stock and options to purchase 4,142 shares of Common Stock exercisable within 60 days of September 25, 1996 held directly by Mr. Mohr.

(3) Includes 79,444 shares of Common Stock held by Enoch Callaway and Dorothy C. Callaway, Trustees or Successor Trustees of the Callaway 1989 Trust, Executed May 20, 1989 (the "Callaway Trust"). Also includes 669 shares of Common Stock issuable upon exercise of a warrant held by the Callaway Trust and options to purchase 25,714 shares of Common Stock exercisable within 60 days of September 25, 1996 held by Dr. Callaway, a director of the Company. Dr. Callaway may be deemed to have a beneficial interest in the shares held by the Callaway Trust.

(4) Includes 41,048 shares subject to stock options exercisable within 60 days of September 25, 1996.

(5) Includes 21,294 shares of Common Stock held by Theodore L. Eliot, Jr. and Patricia P. Eliot, Trustees, the Eliot Trust, Executed February 27, 1987 (the "Eliot Trust"). Also includes 334 shares of Common Stock issuable upon exercise of a warrant held by the Eliot Trust and options to purchase 4,116 shares of Common Stock exercisable within 60 days of September 25, 1996 held by Mr. Eliot, a director of the Company. Mr. Eliot may be deemed to have a beneficial interest in the shares held by the Eliot Trust.

(6) Includes 32,063 shares subject to stock options exercisable within 60 days of September 25, 1996.

(7) Includes 78,199 shares subject to stock options exercisable within 60 days of September 25, 1996.

(8) Includes 74,979 shares subject to stock options exercisable within 60 days of September 25, 1996.

(9) Includes 187,608 shares subject to stock options exercisable within 60 days of September 25, 1996.

(10) Includes 199,057 shares of Common Stock and warrants to purchase 10,380 shares of Common Stock held by John B. Stuppin and Jane K. Stuppin, Trustees UTD dated March 11, 1991 (the "Stuppin Trust"). Mr. Stuppin may be deemed to have a beneficial interest in the shares held by the Stuppin Trust. Also includes 500 shares held by Mr. Stuppin's spouse and 3,428 shares subject to stock options exercisable within 60 days of September 25, 1996. Excludes 10,268 shares held in a trust of which Mr. Stuppin's spouse is a co-trustee and co-beneficiary. Mr. Stuppin disclaims voting or dispositive control over such shares.

(11) Includes shares included pursuant to notes 2-10, and includes 122,367 additional shares subject to stock options exercisable within 60 days of September 25, 1996.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth compensation for services rendered in all capacities to the Company for the fiscal years ended June 30, 1994, 1995 and 1996 of (i) the Company's Chief Executive Officer and (ii) the Company's other most highly compensated executive officers whose total annual salary and bonus for fiscal year 1996 exceeded $100,000 (the "Named Officers").

                           Summary Compensation Table


                                                      Annual Compensation                   Long-Term
                                                                                        Compensation Awards
                                       ------------------------------------------       -------------------

                                       Fiscal Year     Salary($)        Bonus ($)           Options (#)
                                       ------------    ----------       ---------           -----------

     Jeffrey S. Price                      1996           175,000              --                --
        President and                      1995           168,000              --            33,000
        Chief Executive Officer            1994           146,667          20,000           214,293 (1)

     Michael S. Ostrach                    1996           150,000              --                --
        Executive Vice President           1995           145,500              --            21,000
        Chief Operating Officer            1994            11,667              --           125,000

     Ronald Goldblum                       1996           155,000              --             8,000
         Vice President                    1995            71,042              --            65,000
         Medical Affairs

     Behzad Khosrovi                       1996           125,000              --             2,000
        Vice President                     1995           120,500              --             9,000
        Pharmaceuticals Development        1994           105,005          15,000            92,146 (2)

---------------------

(1) Includes an option grant for 136,076 shares and separate grants for 78,217 shares in return for cancellation of outstanding options for 78,217 shares granted in October 1990.

(2) Includes an option grant for 71,788 shares and a separate grant for 20,358 shares in return for cancellation of outstanding options for 20,358 shares granted in January 1992.

Stock Option Grants in 1996 Fiscal Year

         The following tables summarize option grants to, and exercises by, the Named Officers during fiscal 1996, and the value of the options held by each such person at the end of fiscal 1996. Jeffrey S. Price and Michael S. Ostrach were not granted any options during fiscal 1996.



                          Option Grants in Fiscal 1996
                                                                                                  Potential Realizable
                                                                                                Value at Assumed Annual
                                                                                                     Rates of Stock
                                                   Individual Grants                            Appreciation for Option
                                                                                                        Term(4)
                            ----------------------------------------------------------------   ---------------------------
                                                  % of Total
                                                    Options
                                                  Granted to       Exercise
                                  Options        Employees in        Price       Expiration
                                Granted(#)       Fiscal Year       ($/Sh)(2)       Date(3)          5%($)        10%($)
                                ----------       ------------      ---------     -----------       -------       ------

Ronald Goldblum
   Vice President                8,000 (1)               11          6.63         06/20/06          33,331       84,468
   Medical Affairs

Behzad Khosrovi
   Vice President,               2,000 (1)                3          6.63         06/20/06           8,333       21,117
   Pharmaceuticals
   Development

------------

 (1) Options vest on June 20, 2006, subject to earlier acceleration upon achievement of performance objectives as determined by compensation committee.

(2) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(3) The options have specified terms, subject to earlier termination in certain events related to termination of employment.

(4) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

Aggregated  Option  Exercises  in Fiscal  Year 1996 and  Fiscal  Year End Option
Values

         The following table contains information relating to the exercise of options by the Named Officers during fiscal 1996.

                         Option Exercises in Fiscal 1996
                     and Fiscal 1996 Year-End Option Values

                                                                                                           Value of
                                                                  Number of Unexercised                   Unexercised
                                                                         Options at              In-the-Money Options at Fiscal
                                                                     Fiscal Year End(#)                  Year End($)(1)
                                 Shares                        -----------------------------     ------------------------------
                              Acquired on         Value
                             Exercise (#)      Realized ($)      Exercisable/Unexercisable         Exercisable/Unexercisable
                             ------------      ------------    -----------------------------     ------------------------------

Jeffrey S. Price
   President and Chief
   Executive Officer                0               0                 173,433 / 73,860                  508,359 / 235,769

Michael S. Ostrach
  Executive Vice President
  Chief Operating Officer           0               0                  74,979/ 71,021                    52,654 / 88,596

Ronald Goldblum
   Vice President
   Medical Affairs                  0               0                 32,063 / 40,937                    84,165 / 86,460

Behzad Khosrovi
   Vice President,
   Pharmaceuticals
   Development                      0               0                 78,199 / 24,947                   229,806 / 70,707

------------

(1) Calculated on the basis of the fair market value of the underlying securities at June 30, 1996 ($6.63 per share) minus the exercise price.


Employment Agreements

         The Company has an agreement with Mr. Ostrach dated June 22, 1996, which provides that, should Mr. Ostrach's employment with the Company terminate for any reason, he is entitled to receive his annual base compensation and to continue to participate, as if he were an employee, in the Company's group insurance plans, from the date upon which his termination becomes effective until the earliest of (i) the date twelve months after the date of termination
(ii) the date he commences full time employment with another employer, or (iii) the date of his death. Further, should Mr. Ostrach's employment be terminated, his stock options will become exercisable in full on the date of termination.

Pension and Long-Term Incentive Plans

         The Company has no pension or long-term incentive plans.

                                   PROPOSAL 2

                      APPROVAL OF THE AMENDED AND RESTATED
                       NEUROBIOLOGICAL TECHNOLOGIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         In order to provide employees of the Company an opportunity to purchase Common Stock through payroll deductions, the Board of Directors has adopted the Amended and Restated Neurobiological Technologies, Inc. Employee Stock Purchase Plan (as amended and restated, the "ESPP") under which 50,000 shares of Common Stock have been reserved for issuance, subject to anti-dilution provisions. The stockholders approved the adoption of the ESPP in January 1994. On August 22, 1996, the Board of Directors amended and restated the ESPP to reserve an additional 50,000 shares for issuance under the ESPP subject to the approval of the Company's stockholders at the Annual Meeting. As of October 1, 1996, an aggregate of 7,653 shares were available for issuance under the ESPP.

         The full text of the ESPP, substantially in the form in which it will take effect if the ESPP is approved by the shareholders, is set forth in Exhibit A to this Proxy Statement. The following description of the ESPP is summary only. It is subject to, and qualified in its entirety by, Exhibit A.

         Under the ESPP, an aggregate of 100,000 shares of Common Stock (which number includes the 50,000-share increase that the shareholders are being asked to approve) have been reserved for issuance, subject to anti-dilution provisions. Any full-time employee will be eligible to participate in the ESPP after he or she has been continuously employed by the Company for three consecutive months. The Company currently has 25 employees eligible to participate in the ESPP. Eligible employees participate in the ESPP by authorizing payroll deductions up to 10% of their total cash compensation, not to exceed $25,000 per year. At the end of each six month offering period, the Company will apply the amount contributed by the participant during the offering period to purchase whole shares of Common Stock, but not more than 2,500 shares. Shares of Common Stock are purchased at 85% of the lower of (i) the market price of Common Stock immediately before the beginning of the applicable offering period or (ii) the market price of such Common Stock at the time of the purchase. All expenses incurred in connection with the implementation and administration of the ESPP will be paid by the Company.

Required Approval

         In order to be adopted, a majority of the shares entitled to vote must vote on this proposal and it must receive the affirmative vote of a majority of the shares voting.

         The Board of Directors recommends a vote FOR the adoption of the amendment and restatement of the Neurobiological Technologies, Inc. Employee Stock Purchase Plan.

                                   PROPOSAL 3

                      RATIFICATION OF INDEPENDENT AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended June 30, 1997, subject to ratification by the stockholders. Ernst & Young LLP has audited the Company's financial statements since fiscal 1992. Representatives of Ernst & Young LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Required Approval

         In order to be adopted, a majority of the shares entitled to vote must vote on this proposal and it must receive the affirmative vote of a majority of the shares voting.

         The Board of Directors recommends a vote FOR ratification of Ernst & Young LLP as the Company's independent auditors.

                STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1997 Annual Meeting must be received by the Secretary of the Company no later than June 12, 1997. Such proposals may be included in the Company's proxy statement and form of proxy relating to that meeting if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

         The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

      COMPLIANCE WITH SECTION 16 (a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. All of the filing requirements were satisfied for the fiscal year ended June 30, 1996. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that have been filed with the Commission.

         Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.


                                     By  order  of  the Board of Directors.



                                     Jeffrey S. Price, Ph.D.
                                     President and Chief
                                     Executive Officer



Richmond, California
October 10, 1996

                                    Exhibit A





                              AMENDED AND RESTATED

                       NEUROBIOLOGICAL TECHNOLOGIES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                TABLE OF CONTENTS
                                -----------------
                                                                           Page
                                                                           ----

SECTION 1.  PURPOSE OF THE PLAN...........................................  1

SECTION 2.  ADMINISTRATION OF THE PLAN....................................  1

SECTION 3.  ENROLLMENT AND PARTICIPATION..................................  1

SECTION 4.  EMPLOYEE CONTRIBUTIONS........................................  2

SECTION 5.  WITHDRAWAL FROM THE PLAN......................................  3

SECTION 6.  TERMINATION OF EMPLOYMENT OR DEATH............................  3

SECTION 7.  PLAN ACCOUNTS AND PURCHASE OF SHARES..........................  3

SECTION 8.  LIMITATIONS ON STOCK OWNERSHIP................................  5

SECTION 9.  RIGHTS NOT TRANSFERABLE.......................................  5

SECTION 10.  NO RIGHTS AS AN EMPLOYEE.....................................  6

SECTION 11.  NO RIGHTS AS A STOCKHOLDER...................................  6

SECTION 12.  STOCK OFFERED UNDER THE PLAN.................................  6

SECTION 13.  AMENDMENT OR DISCONTINUANCE..................................  6

SECTION 14.  DEFINITIONS..................................................  7

SECTION 15.  EXECUTION....................................................  9

                              AMENDED AND RESTATED

                       NEUROBIOLOGICAL TECHNOLOGIES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN




1.  PURPOSE OF THE PLAN.


         The Plan was adopted by the Company's Board of Directors on December 15, 1993, approved by the Company's stockholders in January 1994 and amended and restated by the Company's Board of Directors on August 22, 1996, subject to stockholder approval.

         The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Internal Revenue Code of 1986, as amended.

2.  ADMINISTRATION OF THE PLAN.

         (a) The Committee. The Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provision of the Plan or of any right to purchase Stock granted under the Plan shall be conclusive and binding on all persons.

         (b) Rules and Forms. The Committee may adopt such rules and forms under the Plan as it considers appropriate.

3.  ENROLLMENT AND PARTICIPATION.

         (a) Offering Periods. While the Plan is in effect, two overlapping Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the 24-month periods commencing on each January 1 and July 1.

         (b) Accumulation Periods. While the Plan is in effect, two Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of the six-month periods commencing on each January 1 and July 1.

         (c) Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company not later than one week prior to the last working day prior to the commencement of such Offering Period.

         (d) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate until he or she ceases to be an Eligible Employee, withdraws from the Plan or reaches the end of the Accumulation Period in which he or she discontinued contributions. A Participant who discontinued contributions under Section 4(d) or withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above.

         (e) Applicable Offering Period. For purposes of calculating the Purchase Price under Section 7(b), the applicable Offering Period shall be determined as follows:

                  (i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above or (C) reenrollment in a subsequent Offering Period under Paragraph (ii) below.

                  (ii) In the event that the Fair Market Value of Stock on the last trading day before the commencement of the Offering Period in which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

                  (iii) When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

4.  EMPLOYEE CONTRIBUTIONS.

         (a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

         (b) Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 10%.

         (c) Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company not later than one week prior to the last working day prior to the commencement of the Accumulation Period for which such change is to be effective.

         (d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company.

5.  WITHDRAWAL FROM THE PLAN.

         (a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

         (b) Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(b).

6.  TERMINATION OF EMPLOYMENT OR DEATH.

         (a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

         (b) Death. In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with the Company before the Participant's death.

7.  PLAN ACCOUNTS AND PURCHASE OF SHARES.

         (a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. No interest shall be credited to Plan Accounts.

         (b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall be the lower of:

                  (i) 85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period (as determined under Section 3(e)); or

                  (ii) 85% of the Fair Market Value of such share on the last trading day in such Accumulation Period.

         (c) Number of Shares Purchased. As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with
Section 5(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than a maximum of 2,500 shares of Stock with respect to any Accumulation Period nor shares of Stock in excess of the amounts set forth in Sections 8 and 12(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be rounded down to the next lower whole share.

         (d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 12(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

         (e) Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

         (f) Unused Cash Balances. An amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Accumulation Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above or Section 12(a) shall be refunded to the Participant in cash, without interest.

8.  LIMITATIONS ON STOCK OWNERSHIP.

         Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if:

                  (a) Such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company; or

                  (b) Under the terms of the Plan, such Participant's rights to purchase stock under this and all other qualified employee stock purchase plans of the Company or any parent or Subsidiary of the Company would accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time when such right is granted) for each calendar year for which such right or option is outstanding at any time.

Ownership of stock shall be determined  after applying the attribution  rules of section 424(d) of the Internal Revenue Code of 1986, as amended. For purposes of this Section 8, each Participant shall be considered to own any stock that he or she has a right or option to purchase under this or any other plan, and each Participant shall be considered to have the right to purchase 2,500 shares of Stock under this Plan with respect to each Accumulation Period.

9.  RIGHTS NOT TRANSFERABLE.

         The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

10.  NO RIGHTS AS AN EMPLOYEE.

         Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time, with or without cause.

11.  NO RIGHTS AS A STOCKHOLDER.

         A Participant shall have no rights as a stockholder with respect to any shares that he or she has purchased, or may have a right to purchase, under the Plan until the date of issuance of a stock certificate for such shares.

12.  STOCK OFFERED UNDER THE PLAN.

         (a) Authorized Shares. The aggregate number of shares of Stock available for purchase under the Plan shall be 100,000, subject to adjustment pursuant to this Section 12.

         (b) Anti-Dilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the 2,500-share limitation described in Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares, the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company or the distribution of the shares of a Subsidiary to the Company's stockholders.

         (c) Reorganizations. In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, the Plan shall terminate unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts that have been withheld but not yet applied to purchase Stock hereunder shall be refunded, without interest. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

13.  AMENDMENT OR DISCONTINUANCE.

         The Board of Directors shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 12, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation.

14.  DEFINITIONS.

         (a) "Accumulation Period" means a six-month period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(b).

         (b) "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

         (c) "Committee" means a committee of the Board of Directors, consisting of one or more directors appointed by the Board of Directors.

         (d) "Company" means Neurobiological Technologies, Inc., a Delaware corporation.

         (e) "Compensation" means the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, com-missions and overtime pay, but excluding moving or relocation allowances, car allowances, imputed income attributable to cars or life insurance, taxable fringe benefits and similar items, all as determined by the Committee.

         (f) "Eligible Employee" means any employee of a Participating Company:

                  (i) Whose customary employment is for more than five months per calendar year and for more than 20 hours per week; and

                  (ii) Who has been an employee of a Participating Company for not less than three consecutive months.

         (g) "Fair Market Value" shall mean the market price of Stock, determined by the Committee as follows:

                  (i) If Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq Stock Market or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

                  (ii) If Stock was traded over-the-counter on the date in question and was traded on the Nasdaq Stock Market or the Nasdaq
         National Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq Stock Market or the Nasdaq National Market;

                  (iii) If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

                  (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

         (h) "Offering Period" means a 24-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to
Section 3(a).

         (i) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).

         (j) "Participating Company" means the Company and each present or future Subsidiary, except Subsidiaries excluded by the Committee.

         (k) "Plan" means this Neurobiological Technologies, Inc. Employee Stock Purchase Plan, as amended from time to time.

         (l) "Plan Account" means the account established for each Participant pursuant to Section 6(a).

         (m) "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

         (n) "Stock" means the Common Stock of the Company.

         (o) "Subsidiary" means a corporation, 50% or more of the total combined voting power of all classes of stock of which is owned by the Company or by another Subsidiary.

15.  EXECUTION.

         To record the amendment and restatement of the Plan by the Board of Directors, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.


                                         NEUROBIOLOGICAL TECHNOLOGIES,
                                         INC.




                                         By /s/ Shawn K. Johnson
                                            ------------------------------
                                                Director of Finance

                                                                      APPENDIX A

                       NEUROBIOLOGICAL TECHNOLOGIES, INC.
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jeffrey S. Price proxy, and hereby authorizes him to represent and vote as designated on the other side, all the shares of stock of Neurobiological Technologies, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held November 14, 1996 or any adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)

                                                                Please mark  ---
                                                                 your votes   X
                                                                  as this    ---

                                                      WITHHELD
                                                FOR   FOR ALL
ITEM 1-ELECTION OF DIRECTORS                    [  ]   [  ]
       Nominees:
       Jeffrey S. Price  Theodore L. Eliot, Jr
       Abraham E. Cohen  Lawrence G. Mohr, Jr
       Enoch Gallaway    John B. Stuppin

WITHHELD FOR: (Write that nominee's name in the space provided below.)

-----------------------------------------------

                      FOR   AGAINST  ABSTAIN
ITEM 2-APPROVAL OF    [  ]   [  ]      [  ]
       AN AMENDMENT
       TO EMPLOYEE
       STOCK
       PURCHASE PLAN

                      FOR   AGAINST  ABSTAIN
ITEM 3-APPOINTMENT    [  ]   [  ]      [  ]
       OF INDEPEN-
       DENT AUDITORS






Signature(s)______________________________________________ Date___________, 1996
Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------

                             -FOLD AND DETACH HERE-